UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

Bioventus Inc.

(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4721 Emperor Boulevard, Suite 100

Durham, North Carolina 27703

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 474-6700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Bioventus LLC (“LLC”), a subsidiary of Bioventus Inc. (the “Company”) is party to an Option and Equity Purchase Agreement, dated July 15, 2020, by and among CartiHeal (2009) Ltd. (the “CartiHeal”), LLC, Elron Ventures Ltd. (the “Securityholder Representative” together with CartiHeal and LLC, the “Parties”) and certain other parties detailed therein, as amended by an Amendment to the Option and Equity Purchase Agreement dated June 17, 2022 (the “Amendment”), and as may be further amended from time to time (jointly, the “Option Agreement”). Capitalized terms used below, which are undefined, shall have the meaning ascribed to them in the Option Agreement.

The First Paper Milestone under the Option Agreement occurred on February 13, 2023, triggering an obligation of LLC to pay to the Payment Agent for the benefit of the Securityholders $50 million plus Applicable Interest (less any applicable setoff). On February 27, 2023, the Parties entered into a Settlement Agreement (the “Settlement Agreement”) under which the Securityholder Representative and LLC agreed and performed, in material part, as follows.

Pursuant to the Settlement Agreement, the Parties mutually released any further claims under the Option Agreement and related transaction documents, including without limitation a release by the Securityholders of any rights to enforce the provisions of the Option Agreement or make further monetary claims against LLC and/or its respective Affiliates and Representatives.

Upon execution, LLC transferred to the Payment Agent (i) a one-time non-refundable amount of $10,000,000 for the exclusive benefit of the Securityholders, and (ii) a one-time non-refundable payment of $150,000 to be added to the Securityholder Representative Expense Fund and used in accordance with the provisions of the Option Agreement.

Concurrently with the execution of the Settlement Agreement, the Parties irrevocably instructed the Escrow Agent to return the Escrowed Shares in CartiHeal to a trustee (the “Trustee”) for the benefit of the Securityholders in accordance with the terms of the Settlement Agreement. The transfer of the Escrowed Shares in CartiHeal in the name of the Trustee for the benefit of such Securityholders is irrevocable, unless and until the Securityholders receive the entire amount of the Post-Closing Tranches and any interest to be accrued thereon in accordance with the provisions of the Option Agreement prior to the expiration of an Interim Period (as defined below) in accordance with the provisions of the Settlement Agreement.

The Securityholder Representative will forbear from initiating any legal action or proceedings relating to non-payment of any obligations arising under the Option Agreement during the period of 30 calendar days commencing as of February 27, 2023 (plus, if elected by LLC in its sole discretion by payment of up to two Extension Payment(s) pursuant to Section 3.b of the Settlement Agreement (each in an amount of $5,000,000), up to two additional subsequent periods of 15 days each), or earlier upon the occurrence of any of Buyer Insolvency Events under the Option Agreement (subject to certain limited exceptions) (the “Interim Period”).

The Parties agreed that CartiHeal shall operate in the ordinary course of its business during the Interim Period. To that end, among other things, (i) LLC ensured, as of the date of the Settlement Agreement, that CartiHeal had at least $2,000,000 in available cash in Cartiheal-owned accounts, (ii) the Parties agreed that the Securityholder Representative shall appoint the board members of CartiHeal; and (iii) the Parties agreed to certain covenants to maintain ordinary course operations during the Interim Period.

Item 7.01.	Regulation FD Disclosure.

By entering into the Settlement Agreement, LLC has eliminated its obligations to the Securityholders in the amount of $215 million in Post-Closing Tranches plus Applicable Interest, or up to $350 million to the extent the Sales Milestone is triggered under the Option Agreement. However, LLC, at its sole discretion, may seek to opportunistically obtain financing sufficient to pay to the Securityholders by no later than the expiration of the Interim Period an amount sufficient to extinguish the entire amount of the Post-Closing Tranches and any Applicable Interest in accordance with the provisions of the Option Agreement, in which case the transfer of the Escrowed Shares to the Trustee shall be deemed null and void and the potential Sales Milestone payment will be reinstated. If this occurs, the Parties may execute further amended agreements as necessary to determine the Parties’ obligations.

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, expectations as to future payment obligations to the Securityholders and any plans to obtain financing sufficient to extinguish the entire amount of the Post-Closing Tranches and any Applicable Interest. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause the Company’s actual results to differ materially from those contemplated in this Form 8-K include, but are not limited to, the Company’s ability to secure additional financing, if needed, on reasonable terms or at all; risks related to its debt and future capital needs; its ability to meet certain of its debt covenants under its Credit Agreement and the potential accelerated obligation to repay indebtedness; its ability to complete acquisitions or successfully integrate new businesses in a cost-effective and non-disruptive manner; its ability to continue to fund operations for at least the next twelve months as a going concern; and the other risks identified in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (SEC), including Bioventus’ Annual Report on Form 10-K for the year ended December 31, 2021, as updated by Bioventus’ subsequent Quarterly Report on Form 10-Q for the quarter ended October 1, 2022 and as may be further updated from time to time in Bioventus’ other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: February 28, 2023	By:	/s/ Anthony D’Adamio
Anthony D’Adamio
Senior Vice President and General Counsel